                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):   February 19, 1998





                      ANCOR COMMUNICATIONS, INCORPORATED
            (Exact name of registrant as specified in its charter)


          Minnesota                     1-2982              41-1569659
(State or other jurisdiction of      (Commission         (I.R.S. Employer
       incorporation)                File Number)       Identification No.)


6130 Blue Circle Drive, Minnetonka, MN                         55343
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:   (612) 932-4000


                                Not Applicable
        (Former name or former address, if changed since last report.)
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Item 5. Other Events

        On February 19, 1998, Ancor Communications, Incorporated (the "Company") completed the sale in a private placement of $11,000,000 of Series C Convertible Preferred Stock. The Series C Preferred Stock is convertible into common stock of the Company as of specified dates and automatically converts into common stock in February 2001 at a conversion price based on a defined formula. The foregoing information is a summary only and is qualified in its entirety by the information contained in the documents filed as exhibits to this Form 8-K.

        The Company intends to use the proceeds from its offering to continue market and product development efforts, as well as general working capital.

Item 7. Financial Statements and Exhibits

        (c)    Exhibits

               4.1 Form of Subscription Agreement, dated as of February 19, 1998 (the "Subscription Agreement"), between Ancor Communications, Incorporated (the "Company") and each purchaser

               4.2 Registration Rights Agreement, dated as of February 19, 1998, by and between the Company, the placement agent and each purchaser

               4.3 Certificate of Designation of Series C Preferred Stock of Ancor Communications, Incorporated

               4.4  Specimen Certificate, Series C Preferred Stock

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                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      ANCOR COMMUNICATIONS, INCORPORATED
Date:  February 23, 1998

                                      By   /s/  Steven E. Snyder
                                         ---------------------------------------
                                         Steven E. Snyder
                                          Chief Financial Officer

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                                 EXHIBIT INDEX
                                 -------------


Exhibit   Description of Exhibit
-------   ----------------------


          4.1 Form of Subscription Agreement, dated as of February 19, 1998 (the "Subscription Agreement"), between Ancor Communications, Incorporated (the "Company") and each purchaser

          4.2 Registration Rights Agreement, dated as of February 19, 1998, by and between the Company, the placement agent and each purchaser

          4.3 Certificate of Designation of Series C Preferred Stock of Ancor Communications, Incorporated

          4.4  Specimen Certificate, Series C Preferred Stock